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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  May 9, 2003
                                                 ------------


                      PHOENIX WASTE SERVICES COMPANY, INC.
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             (Exact name of registrant as specified in its charter)


Delaware                0-27832               22-3755400
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(State or other         (Commission           (IRS Employer
jurisdiction of         File Number)          Identification No.)
incorporation)


  60 Park Place, Suite 509, Newark, New Jersey   07102
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  (Address of principal executive offices)    (Zip Code)


Registrant's telephone number, including area code (973) 297-5400
                                                   --------------


                   N/A
----------------------
(Former name or former address, if changed since last report.)



PLEASE ADDRESS ALL CORRESPONDENCE TO:    Mark Gasarch, Esq.
                                         150 East 58th Street
                                         34rd Floor
                                         New York, New York 10155

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Item 5. Other Events

On May 9, 2003 Phoenix Waste Services Company, Inc. (the "Company") filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of New Jersey (the "Bankruptcy Court"). None of the subsidiaries of the Company, through which the Company conducts its on-going business, have filed for protection under the Bankruptcy Code. The Company manages, and will continue to manage, its properties and to operate its business as a "debtor-in-possession" under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code. This filing for Chapter 11 reorganization will enable the Company to immediately address issues related to liquidity and debt restructuring.

Richard L. Franks, Christopher D. Illick and John D. Quirk have accepted appointments to the Company's Board of Directors to fill the remaining terms of Peter Petrillo, Brian Marshall and Michael Goodman, who had resigned.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: May 14, 2003


                                       PHOENIX WASTE SERVICES COMPANY, INC.
                                       (Registrant)



                                       By /s/ Richard L. Franks
                                         ----------------------------------
                                         Richard L. Franks, Vice-President,
                                           General Counsel, Secretary